Exhibit 10.25

Dated 23 October 2012

CANAL & RIVER TRUST

and

CTI BILLING SOLUTIONS LIMITED

LEASE

relating to

Office Suites 502, 504 and 506 Daisyfield Business Centre

Appleby Street Blackburn Lancashire

1a Tower Square

Wellington Street

LEEDS

LS1 4DL

CONTENTS

		Page
Clause

1	PARTICULARS	1
2	RECITALS	1
3	DEMISE	2
4	SAME TERMS	2
5	COVENANTS	2
6	NEW LEASE	2
7	AGREEMENT FOR LEASE	2
8	CHARTIES ACT STATEMENTS	2

THIS LEASE is made on 23 October 2012

BETWEEN:

(1)	CANAL & RIVER TRUST (a company limited by guarantee and with company number 07807276 and registered charity number 1146792) whose principal office is at First Floor North, Station House, 500 Elder Gate, Milton Keynes, MK9 1BB (“Landlord”); and

(2)	CTI BILLING SOLUTIONS LIMITED (Company Number 02185983) whose registered office is at Suite 504 Daisyfield Business Centre Appleby Street Blackburn BB1 3BL (“Tenant”).

IT IS AGREED as follows:

1	PARTICULARS

1.1	Interpretation of “this Lease”.

The expression “this Lease” includes (unless expressly stated to the contrary) any document supplemental to or collateral with this document (including any side letter between the parties) or entered into in accordance with this document except the Original Lease.

1.2	“Contractual Term” means the period commencing on and including 1 January 2012 and expiring on and including 31 December 2014.

1.3	“Premises” means the premises known as suite 502, 504 and 506 Daisyfield Business Centre Appleby Street Blackburn BB1 3BL which were more particularly demised in the Original Lease.

1.4	“Original Lease” means a lease dated 24 April 2009 and made between (1) British Waterways Board and (2) the Tenant by which the Premises were demised to the Tenant for a term of three years expiring on 31 December 2011.

1.5	“VAT” means value added tax or any other tax of a similar nature and unless otherwise expressly stated all references to rents or other sums payable by the Tenant are exclusive of VAT.

2	RECITALS

2.1	The reversion immediately expectant upon the expiry of the term granted by the Original Lease remains vested in the Landlord and the unexpired residue of the Term granted by the Original Lease remains vested in the Tenant.

2.2	The Tenant has requested the Landlord to grant a lease to the Tenant of the Premises on the terms appearing in this Lease.

2.3	The Landlord was formerly the British Waterways Board whose transfer of functions were transferred to the Canal & River Trust by virtue of Statutory Instrument 2012 No. 1659 (The British Waterway Board (Transfer of Functions) Order 2012) dated 1 July 2012.

3	DEMISE

In consideration of the covenants hereinafter contained by the Tenant the Landlord hereby grants and demises unto the Tenant the Premises TO HOLD the Premises to the Tenant TOGETHER WITH the rights granted by the Original Lease but EXCEPT AND RESERVING to the Landlord the matters excepted and reserved by the Original Lease for the Contractual Term yielding and paying to the Landlord from the Rent Start Date the yearly rent of £76,850.00 (Seventy Six Thousand Eight Hundred and Fifty Pounds) plus VAT and other rents to be calculated from time to time as provided by the Original Lease payable without any deduction or setoff in advance on the Rent Payment Dates the first payment (being a proportionate sum in respect of the period from and including the Rent Start Date up to and including the next following Rent Payment Date) to be made on the date hereof

4	SAME TERMS

This Lease is made upon the same terms and subject to the same covenants, provisos and conditions as are contained in the Original Lease (except as modified in the Schedule) so that this Lease shall be construed and take effect as if the terms, covenants, provisos and conditions were repeated in this Lease in full (mutatis mutandis) with such modifications only as are necessary to make them applicable to the demise and the parties to this Lease.

5	COVENANTS

5.1	The Tenant covenants with the Landlord to observe and perform all the covenants and conditions on his part contained in the Original Lease as modified as above.

5.2	The Landlord covenants with the Tenant to observe and perform all the covenants and conditions on his part contained in the Original Lease as modified as above.

6	NEW LEASE

This Lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

7	AGREEMENT FOR LEASE

We certify that there is no agreement for lease to which this Lease gives effect.

8	CHARTIES ACT STATEMENTS

8.1	The Landlord is not an exempt charity and the Premises is held by the Canal & River Trust a non-exempt charity and this Lease is not one falling within section 117(3) of the Charities Act 2011 so that the restrictions imposed by section 117-121 of that Act apply to the Premises.

8.2	Greta O’Shea, authorised by the trustees of the Canal & River Trust by a Resolution of its Board of Trustees dated 6 July 2012, certifies on behalf of the trustees of the Canal & River Trust that the trustees have power under the trusts of the charity to effect this disposition and that they have complied with the provisions of sections 117-121 of the Charities Act 2011 so far as applicable to it.

IN WITNESS whereof this Lease was executed as a Deed the day and year first hereinbefore written.

SCHEDULE

The Original Lease shall be amended as follows:

Page 2 Lease Particulars

“Rent Start Date”	the words “1 July 2009” shall be deleted and replaced with the words “1 April 2012”

“Rent”	the words in that paragraph shall be deleted and replaced with the following” £76,850.00 (seventy six thousand eight hundred and fifty pounds) exclusive of VAT”

“Break Date”	the definition of Break Date and the words in that paragraph shall be deleted in their entirely.

“Term Commencement

Date”	the words “1 January 2009” shall be deleted and replaced with the words “1 January 2012”

Page 4 Clause 2.1 shall be amended by deleting the words “1 July 2009” and replacing them with “1 April 2012”

Page 13 there shall be added a new clause 5.14 as follows:

“5.14 Carpets

The Landlord and Tenant agree that notwithstanding any terms of this lease (whether as to repair or dilapidations) the Tenant shall have no responsibility under this Lease to the Landlord to repair or return the carpets to the Landlord at the end of the term in any better condition than they are in at the end of the Term.”

Page 13 Clause 9 Right to Determine shall be deleted in its entirety.

EXECUTED as a Deed by affixing the COMMON SEAL of CANAL & RIVER TRUST in the presence of:

Authorised Signatory:	/S/ Greta O’Shea

Name (in block capitals)	GRETA O’SHEA

EXECUTED as a Deed by CTI BILLING SOLUTIONS LIMITED acting by two directors or one director and the secretary:

DIRECTOR	/S/ John Birbeck

Name (in block capitals)	JOHN BIRBECK

DIRECTOR/SECRETARY	/S/ Manfred Hanuschek

Name (in block capitals)	MANFRED HANUSCHEK